UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 2, 2025

PINEAPPLE FINANCIAL INC.

(Exact name of registrant as specified in charter)

Canada	001-41738	Not applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Unit 200, 111 Gordon Baker Road

North York, Ontario M2H 3R1

(Address of principal executive offices) (Zip Code)

(416) 669-2046

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	PAPL	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth ☒

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On September 2, 2025, Pineapple Financial Inc. (the “Company”) entered into a securities purchase agreement (the “Securities Purchase Agreement”) with certain accredited investors (the “Purchasers”) pursuant to which the Company agreed to sell and issue to the Purchasers in a private placement (the “Private Placement”) offering subscription receipts (the “Subscription Receipts”) of the Company at an offering price of $3.80 per Subscription Receipt (the “Subscription Receipt Purchase Price”) to be governed by the terms of a subscription receipt agreement to be entered into in connection with the closing of the Private Placement (the “Subscription Receipt Agreement”). Each Subscription Receipt is exchangeable for (i) one common share without par value (the “Common Share”) or (ii) one pre-funded warrant (the “Pre-Funded Warrant”) to purchase Common Shares (the “Pre-Funded Warrant Shares”). In the Private Placement, the Purchasers will tender either U.S. dollars or INJ tokens to the Company as consideration for the Subscription Receipts (the aggregate amount to be paid in such INJ or United States Dollars, the “Subscription Amount”).

Each Pre-Funded Warrant is immediately exercisable for one Common Share at the exercise price of $0.001 per Pre-Funded Warrant Share, and may be exercised at any time until all of the Pre-Funded Warrants issued in the Private Placement are exercised in full. Each Purchaser’s ability to exercise its Pre-Funded Warrants in exchange for Common Shares is subject to certain beneficial ownership limitations set forth therein.

The issuance of the Common Shares or Pre-Funded Warrants to be delivered to the holders of Subscription Receipts, is subject to approval of (i) the issuance of the Shares or Pre-Funded Warrants to be delivered to the holders of Subscription Receipts; (ii) the amendment to the constating documents of the Company to remove the restriction on transfers of the Common Shares contained in the Articles of Continuance of the Company (the “Shareholder Approval”) and (iii) the effectiveness of a registration statement on Form S-1 (the “Registration Statement”) with the Commission to permit the resale of the Common Shares, the Pre-funded Warrants, or the Pre-Funded Shares. Such Common Shares or Pre-Funded Warrants will not be issued until Shareholder Approval is received and the Registration Statement has been declared effective. Pursuant to the Securities Purchase Agreement, the Company shall, within 30 days following execution of the Securities Purchase Agreement, prepare and file a preliminary proxy statement with the U.S. Securities and Exchange Commission (the “Commission”) relating to the shareholders’ consideration and vote with respect to the Shareholder Approval.

Within five (5) business days of receiving Shareholder Approval, the Company shall file the “Registration Statement”.

D. Boral Capital LLC acted as the exclusive placement agent to the Company in connection with the Private Placement (“Placement Agent”). Meteora Capital, LLC (“Meteora”) acted as consultant to the Company.

The Securities Purchase Agreement provides for certain escrow release conditions as set forth below (the “Escrow Release Conditions”):

a) the receipt of the Shareholder Approval by the Company; b) the Registration Statement being declared effective by the Commission within sixty (60) days from the closing date of the Securities Purchase Agreement, subject to one or more extensions pursuant to the Securities Purchase Agreement (the “Escrow Deadline”); c) the receipt of required approvals by the applicable stock exchange, third parties, court and regulatory approvals required by the Company; d) the approval of the Common Shares and Pre-Funded Warrant Shares for listing on NYSE American and the completion, satisfaction or waiver by NYSE American of all conditions precedent to such listing; e) the Company shall not be in breach or default of any of its covenants or obligations under the Subscription Receipt Agreement or the agency agreement between the Company and the Placement Agent; f) from the date of the Securities Purchase Agreement until the earlier of (i) the Escrow Deadline, or (ii) such date on which all of conditions listed as items (a) through (f) above have been satisfied or waived, trading in the common shares shall not have been suspended by the Commission or the Company’s principal Trading Market, and trading in securities generally as reported by Bloomberg L.P. shall not have been suspended or limited, and minimum prices shall not have been established on securities whose trades are reported by such service or any Trading Market; and g) the Company and the Placement Agent, in compliance with a certain side letter agreement, shall have delivered a certain escrow release notice to the subscription receipt agent in accordance with the Securities Purchase Agreement, confirming that items (a) through (g), above, inclusive, have been satisfied or waived.

Upon satisfaction or waiver of the Escrow Release Conditions, (i) the aggregate Subscription Amount paid in cash, together with all interest and other income earned thereon, shall be released to the Company by the Subscription Receipt Agent, and (ii) the subscription receipt agent shall direct the INJ escrow agent to deem that title to the aggregate Subscription Amount paid in the form of INJ, in addition to any staking rewards or other income earned thereon, be transferred to the Company.

The Subscription Receipts are being offered in reliance upon the exemption from the registration requirement of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D promulgated thereunder, and applicable state securities laws. The issuance of the Common Shares, the Pre-Funded Warrants, and the Pre-Funded Warrant Shares have not been registered under the Securities Act, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act and any applicable state securities laws.

The Company intends to use the net proceeds to launch a dedicated Injective digital asset treasury strategy and purchase INJ in connection therewith.

Registration Rights Agreement

In connection with entering into the Securities Purchase Agreement, on September 2, 2025, the Company and the Purchasers entered into a Registration Rights Agreement (the “Registration Rights Agreement”), pursuant to which the Company agreed to file a registration statement with the Commission, within five (5) business days of receiving Stockholder Approval registering the resale of the Common Shares and Pre-Funded Warrants issuable upon the exchange of the Subscription Receipts, as well as the Pre-Funded Warrant Shares, the Meteora Warrants (as defined below) and the Common Shares issuable upon the exercise of the Meteora Warrants (the “Meteora Warrant Shares”).

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure required by this Item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference. Based in part upon the representations of the Purchasers in the Securities Purchase Agreement, the offering and sale of the Common Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Meteora Warrants, and the Meteora Warrant Shares, were exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

The Company has also agreed to issue warrants to Meteora Capital, LLC (the “Meteora Warrants”) equal to 4.0% of the total shares outstanding on a pro forma basis following the Private Placement.

Item 7.01. Regulation FD Disclosure.

Press Release on Announcing the Offering

On September 2, 2025, the Company issued a press release announcing the signing of the Securities Purchase Agreements, pricing of the Private Placement and estimated aggregate gross proceeds of approximately $100 million in cash and INJ tokens, before deducting Placement Agent fees and other offering expenses, to implement an Injective treasury  strategy. The closing of the offering is expected to occur on or about September 4, 2025, subject to the satisfaction of customary closing conditions. A copy of the press release is included as Exhibit 99.1 here and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(a) Exhibits

Number	Description
99.1	Press Release, dated September 2, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 2, 2025

PINEAPPLE FINANCIAL INC.

By:	/s/ Shubha Dasgupta
Shubha Dasgupta
Chief Executive Officer